(Exhibit 10.40)
WEINBERG & COMPANY, P.A.
[Letterhead]

June 23, 2004

Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

RE:   FORM 8-K - XYNERGY CORPORATION

Gentlemen:

On June 17, 2004 we received simultaneous with its late filing with the Securities and Exchange Commission ("SEC"), a copy of Form 8K regarding our dismissal as auditor on June 3, 2004. The statements contained many inaccuracies and do not disclose the issue with regard to the engagement.

At the time of the receipt of the dismissal, our Executive Committee was reviewing the entire engagement and our desire to disassociate ourselves from the Company and its personnel. When we received a letter of termination, it was decided that it was most expeditious way to handle the matter was to merely accept dismissal. We did immediately notify the SEC that our relationship with Xynergy was terminated. However the late filing of the 8K not provided to us prior to its filing and its inappropriate disclosures must be addressed. The facts are as follows:

      1. We were approached in January 2004 to represent the Company. The managing partner for the firm and the California resident partner held discussions with the prior auditor to satisfy the requirements of Statements On Auditing Standards 84. An engagement letter was prepared on January 21, 2004 to audit the Company's December 31, 2003 financial statements, but did not receive a retainer until February 27, 2004 and no substantive work was initiated until March.

      2. In lieu of a financial statement,, we were provided with the first trial balance of the company on March 17, 2004. The balances in the e general letter did not agree to the e audited financial statements that had been filed with the Commission the year 2002. We contacted the Company and received new trails balance and general ledger on April 10,2004. His once again was incorrect, and we received another general ledger on April 12, 2004.

      3. In mid April, we started discussing with the Company when we would be receiving the financial statements and footnotes. Company personnel seemed surprised t hath the Company was required to complete their own financial statements and along with appropriate footnotes. We advised the company that we must receive the statements. Between April 22 and May 27, 2004 we received no less than five purported financial statements from the company with disclosures. Each time we communicated with the Company to indicate that the financial statements were deficient because of inconsistencies between prior year numbers and the amounts included in SEC filings, unidentified prior period adjustments, inadequate disclosures, equity transactions the at did not balance. There were many other items that did not balance. There were many other items that did not reflect the minimum level of financial reporting of the Securities and Exchange Commission.


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

      4. On or about April 15, 2004 the Company filed a Form 10KSB without audited financial statements. We immediately sent a letter to the company pursuant to Section 10A of the Securities and Exchange Commission Act of 1934, that this filing was not in compliance with Regulation 228.310 under Regulation S-B. The Company responded orally the would amend the filing as soon as possible. Since the Company took no corrective action and the SEC was not aware of the deficiency an "E" was never placed on their account.

      5. On May 19, 2004 we contacted Henry Schiffer, CPA, prior auditor of the Company in order to arrange for the reissuance of his opinion on the December 31, 2002 financial statements in connection with the filing of the 10KSB. Mr. Schiffer referred us to his attorney. On May 20, 2004, we spoke to Mark Tow, attorney for Mr. Schiffer,, who indicated that Mr. Schiffer's firm was under investigation by SEC and PCAOB and that he would not be issuing his opinion. We immediately contacted the company to allow them to determine a course of action,, including but not limited to a re-audit of the 2002 financial statements. Representatives of the Company indicated they would like to file without the necessary Consent, and we strenuously objected.

      On May 27, 2004 we stopped all further work with regard to the engagement and started our withdrawal procedures. It appeared the Company did not have the adequate disclosure controls t produce accurate financial statements and we advised the client orally of this issue and all communication with the company ceased.

      We did receive an SAS communication from a successor auditor, and advised the successor that nothing had come to our attention to indicate that the management of Xynergy was not of good moral character, but emphasized our concerns about internal control procedures and policies, the competence of corporate personnel to prepare adequate financial statements, and the balance of fees outstanding.

                                        Very truly yours,

                                        /s/

                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accounts

/ihr
cc:   Mr. Ed Rose
      Ms. Raquel Zepeda